Exhibit 10.40

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Amendment'') is dated as of March 23, 2016, but shall be effective for all purposes as of January 1st, 2016, and is made by and between Leo C. Thibeault, Jr., Trustee of The Thibeault Nominee Trust u/d/t dated November 20, 1996, recorded with the Essex South Registry of Deeds, Book 13856, Page 290 ("Lessor"), having a usual place of business at 513 Turtle Hatch Lane, Naples, FL 34103, and ABIOMED, Inc., a Delaware corporation ("Lessee"), having a usual place of business at 22 Cherry Hill Drive, Danvers, MA 01923, in connection with that certain lease between the Lessor and Lessee dated February 24, 2014 and relating to the premises located at 18-22 Cherry Hill Drive, Danvers, MA 01923, as amended by that certain First Amendment to Lease, dated as of April 30, 2015, by and between Lessor and Lessee (collectively, the "Lease").

Whereas, the parties wish to amend the Lease to expand the Premises (as defined in the Lease) leased by Lessee under the Lease from 120,560 square feet to 125,560 square feet, thereby adding 5,000 square feet (the "Added Space") to the Premises, and

Whereas, the parties wish to make other amendments to the Lease related to the expansion of the Premises,

Now, therefore, it is hereby agreed as follows:

1.Attached hereto as Exhibit A is a diagram of the Added Space which is hereby added to the Premises for all purposes of the Lease. The Lessee shall have immediate access to the Added Space for permitting and fit-out purposes. The Lessee shall be solely responsible for obtaining all necessary building and other pennits relating to Lessee's fit-out work. All work performed by the Lessee shall be made inconformity with Section 12 of the Lease.

2.The Lessee shall pay Base Rent for the Added Space at the rate of $5.75 per square foot from January 1st, 2016 (such date, the "Added   Space Rent Commencement Date") through February 2018, and $6.00 per square foot from March 2018 through February 2021. The monthly Base Rent for the Added Space shall therefore be $2,395.83 through February 2018 and $2,500.00 from March 2018 through February 2021. The total monthly Base Rent for the Premises until the Added Space Rent Commencement Date shall therefore be $85,818.33. The total monthly Base Rent for the Premises for the period from the Added Space Rent Commencement Date through February 2016 shall therefore be $88,214.16. The total monthly Base Rent for the Premises for the period from March 2016 through February 2018 shall therefore be $84,914.16. The total monthly Base Rent for the Premises for the period from March 2018 through February 2021 shall therefore be $87,530.00.

3.Beginning upon the Added Space Rent Commencement Date, the Lessee's "Proportionate Share" (as defined in Section 2 of the Lease) of the Building is hereby amended to be 76.33%, which percentage shall thereafter be used for calculating the Additional Rent owed by Lessee and for all other purposes under the Lease.

4.As part of its fit-out work, the Lessee shall perform all electrical and other utility work necessary to separate and separately meter (whether by means of new meters or the connecting of the Added Space to the meters serving the existing Premises) all utilities serving the Added Space from the utilities serving the space inthe Building retained by the Lessor. The Lessee shall be responsible for all utility charges relating to the Added Space in relation to each type of utility charge, upon the earlier of (i) the connecting of the applicable utility to any new or existing meter, and (ii) the Added Space Rent Commencement Date.

5.All capitalized terms contained inthis Amendment that are used without definition shall have the definition set forth in the Lease.

6.Each of the parties hereto represents to the other that it has the legal power, right and authority to enter into this Amendment and that the individuals executing this Amendment on behalf of each of Lessor and Lessee have the legal power, right and actual authority to bind Lessor and Less respectively, to the terms and conditions hereof.

7.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original.

8.Except as otherwise expressly modified or amended by this Amendment,  the Lease remains unchanged and in full force and effect in accordance with its terms. In the event of a conflict between the Lease and this Amendment, this Amendment shall control. This Amendment shall be binding upon and inure to the benefit of the Lessor and the Lessee and their respective successors and assigns. The parties hereby reaffirm the terms and provisions of the Lease, as amended by this Amendment.

[Signatures  on Following Page]

Signed as a sealed instrument as of the date or dates indicated below.

LESSEE:

ABIOMED, INC.,

a Delaware corporation

By:/s/ Stephen C. McEvoy

Name: Stephen C. McEvoy

Its:Vice President, General Counsel and Secretary

LESSOR:

Thibeault Nominee Trust

By:/s/ Leo C. Thibeault, Jr.

Name:  Leo C. Thibeault, Jr.

Its:Trustee

EXHIBIT A

Added Space

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St.inleC

ABIOMED2184:!0707